UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2004

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 SW Market

Portland, Oregon 97201

(503) 946-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 17, 2004, Northwest Pipe Company issued a press release announcing that it was named by Las Vegas Paving to supply more than $20 million of welded steel pipe for the Yolo Force Main project in the Sacramento County Regional Sanitation District. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by Northwest Pipe Company on August 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 17, 2004.

NORTHWEST PIPE COMPANY
(Registrant)

By:	\s\ Brian W. Dunham
Brian W. Dunham, President